Exhibit 99.1

FOR IMMEDIATE RELEASE
December 7, 2017	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q4 AND FISCAL YEAR END RESULTS
Total Revenues Increased 31% to $22.5 Million in Q4
Total Revenues for Fiscal 2017 Increased 23% to $79 Million
Conference Call Thursday, December 7, 2017, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the fourth fiscal quarter ended September 26, 2017.

Key highlights of the Company’s financial results vs prior year include:

•	Same store sales for company-owned Good Times restaurants increased 3.9% for the quarter and increased 2.1% for the year on top of last year’s increase of 0.3% for the year

•	Same store sales for company-owned Bad Daddy’s restaurants increased 1.4% for the quarter and 1.6% for the year on top of last year’s increase of 1.9% for the quarter and 3.3% for the year

•
Total revenues increased 31% to $22,584,000 for the quarter and increased 23% to $79,080,000 for the year, which reflects the addition of one new Good Times restaurant and six Bad Daddy’s restaurants during the year

•	Subsequent to the year end two additional Bad Daddy’s opened during the first two weeks of October

•	Income from Operations declined by $1,122,000 to a loss of $1,422,000 for the year, which includes the impact of $2,588,000 of new store preopening costs incurred in fiscal 2017.

•	Restaurant Level Operating Profit (a non-GAAP measure) for Good Times restaurants improved to $1,333,000 for the quarter versus $1,313,000 in the same quarter last year*

•	Restaurant Level Operating Profit (a non-GAAP measure) for Bad Daddy’s restaurants improved 28% to $2,081,000 in the fourth quarter from $1,631,000 in the fourth quarter last year*

•	Total Restaurant Level Operating Profit (a non-GAAP measure) increased 16% to $3,414,000 for the quarter and increased 15% to $12,378,000 for the year*

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 24% to $1,305,000 from $1,051,000 and increased 12% to $3,777,000 from $3,368,000 for the fiscal year*

•	The Company ended the quarter with $4.3 million in cash and $5.3 million of long term debt

Boyd Hoback, President & CEO said “We are pleased with our results that were slightly ahead of our revised guidance for the fourth quarter, particularly given the intense discounting and value pricing environment in both segments and absorbing the spike in commodity costs that began in our third quarter.  For the first nine weeks of our first quarter of fiscal 2018 same store sales are +4.3% for Good Times and +1.7% at Bad Daddy’s.  Our class of 2017 new Bad Daddy’s are averaging above our systemwide sales average and we are pleased with their performance as they reach stabilized sales trends after their honeymoon sales periods.”

Hoback added, “We opened two Bad Daddy’s on October 2nd and October 9th in North Carolina that had been planned for the last two weeks of fiscal 2017 and expect to open an additional seven restaurants during the balance of fiscal 2018.  We expect to open our next Bad Daddy’s in the Atlanta, Georgia market in very early January 2018 with additional units following in North Carolina, South Carolina, and Tennessee.  We have eight Bad Daddy’s leases signed and expect to sign an additional four leases by the end of the calendar year for our fiscal 2018 and initial 2019 development.”

Fiscal 2018 Outlook:

The Company has confirmed and updated its guidance for fiscal 2018:

•	Total revenues of approximately $100 million to $102 million with a year-end revenue run rate of approximately $109 million to $111 million

•	Total revenue estimates assume same store sales of approximately +3% to +3.5% for Good Times consistently throughout the year and +1% to +2% for Bad Daddy’s.

•	General and administrative expenses of approximately $7.8 million to $8.0 million, including approximately $700,000 of non-cash equity compensation expense

•	The opening of 9 new Bad Daddy’s restaurants (including 2 joint venture units)

•	Net loss of approximately $1.4 million, including pre-opening expenses of approximately $2.5 million

•	Total Adjusted EBITDA* of approximately $5.0 million to $5.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $9.5 million including approximately $1.2 million related to fiscal 2019 development

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its fourth quarter 2017 financial results on Thursday, December 7, 2017 at 3:00 p.m. MT/5:00 p.m. ET.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, through its wholly-owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 38 restaurants.

GTIM also owns, operates, franchises and licenses 26 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2016 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC. INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Ryan M. Zink, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
Statement of Operations	2017	2016	2017	2016
Net revenues:
Restaurant sales	$22,414	$17,040	$78,395	$63,716
Franchise revenues	170	177	685	723
Total net revenues	22,584	17,217	79,080	64,439
Restaurant Operating Costs:
Food and packaging costs	7,309	5,383	24,900	20,236
Payroll and other employee benefit costs	8,058	5,868	28,274	22,098
Restaurant occupancy costs	1,552	1,290	5,759	4,893
Other restaurant operating costs	2,081	1,555	7,084	5,684
New store preopening costs	851	267	2,588	1,695
Depreciation and amortization	811	630	2,897	2,222
Total restaurant operating costs	20,662	14,993	71,502	56,828
General and administrative costs	1,780	1,587	7,002	6,288
Advertising costs	337	403	1,694	1,540
Franchise costs	28	26	108	108
Asset impairment costs	219	0	219	0
(Gain) on disposal of restaurants and equipment	(6)	(6)	(23)	(25)
Income (loss) from operations	(436)	214	(1,422)	(300)
Other income (expense):
Interest income (expense), net	(77)	(17)	(182)	(107)
Debt extinguishment costs	0	(57)	0	(57)
Other expense	0	0	(1)	(1)
Total other income (expenses), net	(77)	(74)	(183)	(165)
Net income (loss)	$(513)	$140	$(1,605)	$(465)
Income attributable to non-controlling interest	(151)	(211)	(650)	(856)
Net loss attributable to Good Times Restaurants Inc.	(664)	$(71)	$(2,255)	$(1,321)
Basic and diluted loss per share	$(0.05)	$(0.01)	$(0.18)	$(0.11)
Basic and diluted weighted average common shares outstanding	12,393	12,283	12,321	12,269

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	Sept. 26,	Sept. 27,
Balance Sheet Data	2017	2016
Cash & cash equivalents	$4,337	$6,330
Current assets	6,066	7,793
Property and Equipment, net	29,691	19,692
Other assets	19,396	19,392
Total assets	$55,153	$46,877
Current liabilities, including capital lease obligations and long-term debt due within one year	$6,916	$5,122
Long-term debt due after one year	5,339	19
Other liabilities	5,614	3,938
Total liabilities	$17,869	$9,079
Stockholders’ equity	$37,284	$37,798

Supplemental Information:

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Fiscal Quarter Ended		Fiscal Year Ended		Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2017	2016	2017	2016	2017	2016	2017	2016
Restaurant Sales	$8,378	$7,500	$30,689	$28,861	$14,036	$9,540	$47,706	$34,855
Average weekly sales per restaurant	23.0	21.4	21.4	20.6	50.6	48.0	49.3	49.0
Restaurant operating weeks	364	351.0	1432.3	1,404.0	277.3	198.7	968.1	710.7
Restaurants open during period	0	0	1	0	1	1	6	6
Restaurants open at period end	28	27	28	27	22	16	22	16

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Fiscal Quarter Ended				Fiscal Quarter Ended				Fiscal Quarter Ended
	Sept. 26, 2017		Sept. 27, 2016		Sept. 26, 2017		Sept. 27, 2016		Sept. 26, 2017	Sept. 27, 2016
Restaurant Sales	$8,378	100.0%	$7,500	100.0%	$14,036	100.0%	$9,540	100.0%	$22,414	$17,040
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,802	33.4%	2,430	32.4%	4,507	32.1%	2,953	31.0%	7,309	5,383
Payroll and other employee benefit costs	2,843	33.9%	2,424	32.3%	5,215	37.2%	3,444	36.1%	8,058	5,868
Restaurant occupancy costs	697	8.3%	686	9.1%	855	6.1%	604	6.3%	1,552	1,290
Other restaurant operating costs	703	8.4%	647	8.6%	1,378	9.8%	908	9.5%	2,081	1,555
Restaurant-level operating profit	1,333	15.9%	1,313	17.5%	2,081	14.8%	1,631	17.1%	3,414	2,944
Franchise royalty income and expense, net									170	177
Deduct - Other operating:
Depreciation and amortization									811	630
General and administrative									1,780	1,587
Advertising costs									337	403
Franchise costs									28	26
(Gain) on disposal of restaurants and equipment									(6)	(6)
Asset impairment costs									219	0
Preopening costs									851	267
Total other operating									4,020	2,907
Income (loss) from Operations									$(436)	$214

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Fiscal Year Ended				Fiscal Year Ended				Fiscal Year Ended
	Sept. 26,		Sept. 27,		Sept. 26,		Sept. 27,		Sept. 26,	Sept. 27,
	2017		2016		2017		2016		2017	2016
Restaurant Sales	$30,689	100%	$28,861	100.0%	$47,706	100.0%	$34,855	100.0%	$78,395	$63,716
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	9,994	32.6%	9,346	32.4%	14,906	31.2%	10,890	31.2%	24,900	20,236
Payroll and other employee benefit costs	10,548	34.4%	9,450	32.7%	17,726	37.2%	12,648	36.3%	28,274	22,098
Restaurant occupancy costs	2,772	9.0%	2,711	9.4%	2,987	6.3%	2,182	6.3%	5,759	4,893
Other restaurant operating costs	2,536	8.3%	2,381	8.2%	4,548	9.5%	3,303	9.5%	7,084	5,684
Restaurant-level operating profit	4,839	15.8%	4,973	17.2%	7,539	15.8%	5,832	16.7%	12,378	10,805
Franchise royalty income and expense, net									685	723
Deduct - Other operating:
Depreciation and amortization									2,897	2,222
General and administrative									7,002	6,288
Advertising costs									1694	1,540
Franchise costs									108	108
(Gain) on disposal of restaurants and equipment									(23)	(25)
Asset impairment costs									219	0
Preopening costs									2,588	1,695
Total other operating									14,485	11,828
Loss from Operations									$(1,422)	$(300)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal quarters and fiscal years ended September 26, 2017 and September 27, 2016, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2017	2016	2017	2016
Net loss as reported	$(664)	$(71)	$(2,255)	$(1,321)
Adjustments to net income (loss):
Depreciation and amortization	774	611	2,776	2,116
Asset impairment cost	219	0	219	0
Interest expense, net	77	16	185	107
EBITDA	406	556	925	902
Preopening expense	759	253	2,154	1,680
Non-cash stock based compensation	139	186	748	718
Debt extinguishment costs	0	57	0	57
GAAP rent in excess of cash rent	7	6	(27)	36
Non-cash disposal of assets	(6)	(7)	(23)	(25)
Adjusted EBITDA	$1,305	$1,051	$3,777	$3,368

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.